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                                                                     EXHIBIT 3.2
                                                                          PAGE 1
                               State of Delaware

                       OFFICE OF THE SECRETARY OF STATE

                         ____________________________

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CORINTHIAN COLLEGES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 1998, AT 10 O'CLOCK A.M.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                       [SEAL OF THE SECRETARY'S OFFICE
                               STATE OF DELAWARE]

                                                     /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2646961 8100                      AUTHENTICATION:    9451468

981472234                                   DATE:    12-10-98

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                           CERTIFICATE OF AMENDMENT
                                      OF
                 SECOND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          CORINTHIAN COLLEGES, INC.,
                            a Delaware corporation

     Corinthian Colleges, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (this "Corporation"), does hereby certify that:


     1. The Board of Directors of this Corporation has adopted a resolution setting forth an amendment of the Second Restated Certificate of Incorporation of this Corporation. The resolution setting forth the amendment is as follows:

         "RESOLVED, that the following amendment of the Second Restated Certificate of Incorporation of this Corporation is hereby adopted and approved:

         SECTION 6B(iv) shall be amended in its entirety to read as follows:

         (iv) In the event the Corporation shall consummate a Qualified Initial Public Offering on or prior to October 31, 1999, the Conversion Price shall be increased to the Conversion Price determined by dividing:

               (a) the product derived by multiplying (1) the Conversion Price in effect immediately prior to such Qualified Initial Public Offering by
     (2) the number of shares of Conversion Stock issuable to the holders of the Convertible Preferred at the Conversion Price in effect immediately prior to such Qualified Initial Public Offering by

               (b) the difference of (1) the number of shares of Conversion Stock issuable to the holders of the Convertible Preferred at the Conversion Price in effect immediately prior to such Qualified Initial Public Offering and (2) the product derived by multiplying the Maximum Conversion Adjustment by the Percentage Conversion Adjustment.

     2. Pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the stockholders of this Corporation consented to the above amendment.

     3. The above amendment was duly adopted in accordance with applicable provisions of Section 228 and 242 of the Delaware General Corporation Law.
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       IN WITNESS WHEREOF, Corinthian Colleges, Inc. has caused this Certificate to be signed by David Moore, its President, and attested by Paul St. Pierre, its Secretary, this 30th day of November, 1998.

                                           CORINTHIAN COLLEGES, INC.,
                                           a Delaware corporation


                                           By:  /s/ DAVID MOORE
                                                -----------------------------
                                                David Moore
                                                President

Attest:

By:  /s/ PAUL ST. PIERRE
     -------------------
     Paul St. Pierre
     Secretary